UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CB RICHARD ELLIS REALTY TRUST

(Exact Name of Registrant as Specified in Its Declaration of Trust)

Maryland	56-2466617
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

515 South Flower Street, Suite 3100, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-127405

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class to be so Registered

Common Shares, par value $0.01 per share

Item 1.	Description of Registrant’s Securities to be Registered

The description of the registrant’s common shares of beneficial interest, par value $0.01 per share, is set forth under the caption “Description of Shares” in the registrant’s prospectus contained in the registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission on October 24, 2006 (Registration No. 333-127405) and all amendments to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been previously filed with the Securities and Exchange Commission.

Exhibit No.	Description
3.1	Second Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of CB Richard Ellis Realty Trust (Previously filed as Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Registration Statement on Form S-11 (File No. 333-127405) filed September 13, 2006 and incorporated herein by reference).

4.1	Subscription Agreement (included in the prospectus as Appendix A and incorporated herein by reference).

4.2	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix C and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CB RICHARD ELLIS REALTY TRUST

April 29, 2008	By:	/s/ Jack A. Cuneo
	Name:	Jack A. Cuneo
	Title:	President and Chief Executive Officer